                                                                      Exhibit 24


                               POWER OF ATTORNEY
                               -----------------


   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of National Bankshares, Inc., a Virginia corporation (the "Company"), does hereby constitute and appoint James G. Rakes, Jr. and Marilyn B. Buhyoff, and each of them (with full power to each of them to act alone), his true and lawful Attorneys in Fact and Agents for him and on his behalf and in his name, place and stead in any and all capacities and particularly as an officer and/or director of the Company to sign, execute and affix his seal thereto and file any of the documents referred to below relating to the registration in connection with the Agreement and Plan of Merger dated as of August 28, 1995, among the Company and the Bank of Tazewell County ("BTC"), 1,888,209 shares of the Company's Common Stock:

     A Registration Statement of the Company respecting 1,888,209 shares of Company Common Stock, on Form S-4, under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any State in the United States of America;

granting unto said Attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he himself might or could do if personally present, hereby ratifying and confirming all that said Attorneys in Fact and Agents or each of them may lawfully do or cause to be done by virtue hereof.

     WITNESS the signatures and seals of the undersigned this 8th day of November, 1995.



                                     s/ L. A. Bowman             (SEAL)
                                   ------------------------------



                                     s/ Paul A. Duncan           (SEAL)
                                   ------------------------------



                                      s/ Charles L. Boatwright   (SEAL)
                                    -----------------------------



                                      s/ Jeffery R. Stewart      (SEAL)
                                    -----------------------------



                                      s/ J. Lewis Webb           (SEAL)
                                    -----------------------------



                                      s/ Paul P. Wisman         (SEAL)
                                    ----------------------------



                                      s/ James M. Shuler         (SEAL)
                                    ----------------------------
                                      s/ James G. Rakes          (SEAL)
                                    ----------------------------



                                      s/ R. E. Christopher       (SEAL)
                                    ----------------------------

COMMONWEALTH OF VIRGINIA  )
                          )     to-wit:
COUNTY OF MONTGOMERY      )


     I, Ieda P. Sturgil, a Notary Public in and for the County of Montgomery, in the State of Virginia, do hereby certify that


L. A. Bowman                            James G. Rakes

Paul A. Duncan                          Robert E. Christopher, Jr.

Charles L. Boatwright

Jeffrey R. Stewart

J. Lewis Webb

Paul P. Wisman

James M. Shuler

whose names are signed to the foregoing writing bearing date the 8th day of November, 1995, this day personally appeared before me and acknowledged the same in my City and State aforesaid.

     GIVEN under my hand and seal this 8th day of November, 1995.



                                       /s/ Ieda P. Sturgill
                                                 Notary Public

My Commission Expires:

Feb. 28, 1997